UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2006

CVS CORPORATION

(Exact Name of Registrant

as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2006, CVS Corporation (“CVS”) entered into an Amendment to the Employment Agreement with David B. Rickard, Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Pursuant to the terms of the Amendment, which has an effective date of December 19, 2006, Mr. Rickard’s Normal Retirement Date has been postponed to December 20, 2010, and in the event of his termination due to disability prior to that date, all unvested equity (options and stock) will become fully vested. Under the terms of his Employment Agreement, all unvested equity, including stock options, restricted stock and restricted stock units, would otherwise have vested on December 20, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated as of September 1, 1999 between CVS and Mr. David B. Rickard.

10.2	Amendment dated as of December 19, 2006 to the Employment Agreement dated as of September 1, 1999 between CVS and Mr. David B. Rickard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

By:	/S/ DAVID B. RICKARD
David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer Dated: December 21, 2006